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                                                                  EXHIBIT 10.4.1

                      TSW International, Inc.
                     3301 Windy Ridge Parkway
                      Atlanta, Georgia 30339

               NOTE AND WARRANT PURCHASE AGREEMENT

                     Dated as of May 5, 1995


To:  Warburg, Pincus Investors, L.P.
     466 Lexington Avenue
     New York, New York 10017

Dear Sirs:

     TSW International, Inc., a Georgia corporation (the
"Company"), hereby agrees with Warburg, Pincus Investors L.P. a
Delaware limited partnership (the "Purchaser") as follows:

SECTION 1. PURCHASE AND SALE OF NOTE AND WARRANT

     (a) Subject to the terms and conditions set forth in this Agreement and in reliance upon the Company's and the Purchaser's representations set forth herein, on the Closing Date the Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company, a subordinated floating rate note having the terms and conditions set forth on Exhibit "A" attached hereto (the "Note") due May 5, 2000 in the principal amount of up to $1,500,000, for an aggregate purchase price of up to $1,500,000 subject to the terms and conditions of the Note.

     (b) Simultaneously with the execution of the Note, the Company will issue to the Purchaser a stock purchase warrant (the "Warrant"), in the form attached hereto as Exhibit "B" granting Purchaser the right to purchase up to 130,662 shares of the Common Stock of the Company at a price equal to $11.48 per share subject to the terms and conditions of the Warrant.

     (c) The transactions described in subsections (a) and (b) above are cross-conditioned so that they shall only occur on the Closing Date if all of such transactions occur on the Closing
Date.

     (d) The closing of such sales and purchases shall take place on May 5, 1995 (the "Closing Date").

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Purchaser that:

     2.1  CORPORATE ORGANIZATION

          The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia.


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Warburg, Pincus Investors, L.P.
February 14, 1995
Page 2

     2.2  CAPITALIZATION

          (a) On the date hereof, the authorized capital stock of the Company consists of 6,000,000 shares of Common Stock, 1,897,028 shares of Series A Preferred Stock and 393,965 shares of Series B Preferred Stock. On the Closing Date, the issued and outstanding shares of capital stock of the Company shall consist of 189,855 shares of Common Stock, 1,897,028 shares of Series A Preferred Stock and 393,965 shares of Series B Preferred Stock.

          (b) All the outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and non-assessable.

          (c) Except for the conversion and redemption rights in respect of the Series A Preferred Stock and the Series B
Preferred Stock, and except for the stock options and warrants listed on Schedule 2.2 hereto, there are no shares of Common Stock issuable upon conversion of any security of the Company nor are there any rights, options or warrants outstanding or other agreements to acquire shares of Common Stock nor is the Company contractually obligated to purchase, redeem or otherwise acquire any of its outstanding shares of Common Stock. Except as disclosed on such Schedule 2.2, no shareholder of the Company is entitled to any preemptive rights, rights of first refusal, redemption rights or similar rights.

     2.3  CORPORATE PROCEEDINGS, ETC

          (a) The Board of Directors of the Company has duly authorized the execution and delivery of this Agreement and the performance by the Company of its obligations hereunder. The Board has authorized the issuance and sale of the Note and the Warrant in accordance with this Agreement, and the Company has reserved for issuance shares of Common Stock sufficient to satisfy its obligations under the Warrant. No other corporate action is necessary to authorize the performance by the Company of its obligations hereunder.

     (b) This Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by equitable principles or bankruptcy, insolvency, reorganization or similar laws from time to time in effect affecting the enforcement of creditor's rights generally.

     2.4  CONSENTS AND APPROVALS

          The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder, and the consummation by the Company of the transactions contemplated hereby do not require the Company to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm or any public, governmental or judicial authority other than certain consents of NationsBank of Georgia N.A. and NationsBank Leasing Corporation that are being obtained in connection with the transaction.

     2.5  PENDING ACTIONS

          There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its properties or assets by or before any court arbitrator, or governmental body, department, commission,



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Warburg, Pincus Investors, L.P.
February 14, 1995
Page 3

board, bureau, agency or instrumentality, which questions the validity of this Agreement, or any action taken or to be taken pursuant hereto or thereto, or which is reasonably likely to result in a material adverse effect on the Company's business, assets, properties, liabilities or condition (financial or otherwise) of the Company ("Material Adverse Effect"), and the Company is not in default with respect to any judgment, order, injunction, decree, or award having applicability to it or its business or properties which default could reasonably be expected to have a Material
Adverse Effect.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser represents and warrants to the Company as follows:

     (a) The Purchaser is acquiring the Note and Warrant for its own account for investment and not with a view towards the resale, transfer or distribution thereof, nor with any present intention of distributing such Note or Warrant but subject, nevertheless, to any requirement of law that the disposition of the Purchaser's property shall at all times be within the Purchaser's control, and without prejudice to such Purchaser's right at all times to sell or otherwise dispose of all or any part of such securities under a registration under the 1933 Act or under an exemption from said registration available under the 1933 Act.

     (b) The Purchaser has full power and legal right to execute and deliver this Agreement and to perform its obligations hereunder.

     (c) The Purchaser is a validly existing legal entity, duly organized under the laws of the jurisdiction of its organization.

     (d) The Purchaser has taken all action necessary for the authorization, execution, delivery, and performance of this Agreement and its obligations hereunder, and upon execution and delivery by the Company, this Agreement shall constitute a valid and legally binding obligation of the Purchaser.

     (e) There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Purchaser.

     (f) The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the investment by the Purchaser in the Company as contemplated by this Agreement, and the Purchaser is able to bear the economic risk of such investment for an indefinite period of time. The Purchaser has been furnished access to such information and documents as the Purchaser has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Agreement and the purchase of securities contemplated hereby.

     (g) The execution and delivery by the Purchaser of this Agreement, the performance by the Purchaser of its obligations hereunder and the consummation by the Purchaser of the transactions contemplated hereby do not require the Purchaser to obtain any consent, approval or action of, or make any filing with or give any notice to any corporation, person or firm or any public, governmental or judicial authority, and do not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, the Limited Partnership Agreement of the Purchaser, or other material agreement of the Purchaser or any rule or regulation of any court or federal

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Warburg, Pincus Investors, L.P.
February 14, 1995
Page 4

or state regulatory board or body or administrative agency having jurisdiction over the Purchaser or over its properties or business.

     (h) Purchaser holder of warrants to acquire up to 970,726 shares (the "Warrant Shares") of Common Stock of the Company pursuant to those certain Stock Purchase Warrants dated June 20, 1994, November 10, 1994, January 4, 1995 and February 14, 1995,
respectively (the "Existing Stock Purchase Warrants"), and is the holder of 1,897,028 shares of Series A Preferred Stock and 303,965 shares of Series B Preferred Stock ("Preferred Shares"). Purchaser represents, warrants, acknowledges and agrees that, prior to and as of the Closing Date, there has been no adjustment to: (i) the number of Warrant Shares; (ii) the number of Preferred Shares;
(iii) the "Conversion Rate" (as defined in the Company's Articles of Incorporation) or other change affecting the number of shares of Common Stock issuable upon conversion of the Preferred Shares; or
(iv) any exercise or conversion price payable upon exercise of the Existing Stock Purchase Warrants or conversion of the Preferred Shares. Purchaser further represents, warrants, acknowledges and agrees that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, issuance of the Note and the Stock Purchase Warrant to Purchaser) and the issuance of shares pursuant to the Company's current and former stock option plans for employees and outside directors, shall not result in, effect or otherwise require an adjustment to any of the items listed in clauses (i) through
(iv) of the foregoing.

SECTION 4.  ADDITIONAL COVENANTS OF THE PARTIES

     4.1    RESALE OF SECURITIES

            (a) The Purchaser covenants that it will not sell or otherwise transfer the Note or the Warrant purchased hereunder except pursuant to an effective registration under the 1933 Act or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the 1933 Act and the rules and regulations promulgated thereunder and any applicable state securities laws.

            (b)     The Note and Warrant will bear a legend
substantially reflecting the foregoing restrictions on the transfer of such securities:

               "The securities evidenced hereby have not been
            registered under the Securities Act of 1933, as amended or the Georgia Securities Act of 1973, as amended (the"Acts") and may not be transferred except pursuant to an effective registration under the Acts or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the Acts and the rules and regulations promulgated thereunder."

     4.2    FURTHER ASSURANCES

            Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain fulfillment of the conditions to the Closing as promptly as practicable.

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Warburg, Pincus Investors, L.P.
February 14, 1995
Page 5

SECTION 5.  INTERPRETATION OF THIS AGREEMENT

     5.1    TERMS DEFINED

            As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Section hereof following such terms:

            PERSON: shall mean an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

            1933 ACT: shall mean the Securities Act of 1933, as amended.

     5.2    ACCOUNTING PRINCIPLES

            Where the character or amount of any asset or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

     5.3    DIRECTLY OR INDIRECTLY

            Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     5.4    GOVERNING LAW

            This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia without giving effect to the choice-of-law provisions thereof.

     5.5    PARAGRAPH AND SECTION HEADINGS

            The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

SECTION 6.  MISCELLANEOUS

     6.1.   NOTICES

            All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and shall be deemed to have been given or made if in writing and delivered personally, sent by courier or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

     (a)    If to the Purchaser, to

                         Warburg, Pincus Investors, L.P.
                         466 Lexington Avenue
                         New York, New York  10017
                         Attention:  Joseph P. Landy

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Warburg, Pincus Investors, L.P.
February 14, 1995
Page 6


     (b)    If to the Company, to:

                         TSW International, Inc.
                         3301 Windy Ridge Parkway
                         Atlanta, Georgia  30339
                         Attention: Chief Executive Officer

     with a copy to:

                         Troutman Sanders
                         NationsBank Plaza
                         600 Peachtree Street, N.E.
                         Suite 5200
                         Atlanta, Georgia  30308-2216
                         Attention:  Robert W. Grout, Esq.

or to such other persons or at such other addresses as shall be furnished by either party by like notice to the other, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this
Section 6 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 6.

     6.2.   REPRODUCTION OF DOCUMENTS

            This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by the Purchaser on the Closing Date, and (c) financial statements, certificates and other information previously or hereafter furnished to the Purchaser, may be reproduced by the Purchaser by any photographs, photostatic, microfilm, micro-card, miniature photographic or other similar process and the Purchaser may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Purchasers in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     6.3    TERMINATION AND SURVIVAL

            All warranties, representations, and covenants made by the Purchaser and the Company herein or in any certificate or other instrument delivered by the Purchaser or the Company under this agreement shall be considered to have been relied upon by the Company or the Purchaser, as the case may be. All statements in any such certificate or other instrument shall constitute warranties and representations by the Company or the Purchaser hereunder.

     6.4    SUCCESSORS AND ASSIGNS

            This Agreement shall inure to the benefit of and be binding upon the successor and permitted assigns of each of the parties. Neither this Agreement nor the

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Warburg, Pincus Investors, L.P.
February 14, 1995
Page 7

rights of the parties hereunder may be assigned without the written consent of the Company and the Purchaser.

    6.5  ENTIRE AGREEMENT:  AMENDMENT AND WAIVER

         This Agreement and the attached Exhibits and Schedules constiitute the entire understandings of the parties hereto and supersede all prior agreements or understandings with respect to the subject matter hereof between such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived with (and only with) the written consent of the Company and the Purchaser.

    6.6  SEVERABILITY

         This Agreement shall be deemed severable and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforeability of this Agreement or of any other term or provision hereof. Futhermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

    6.7  LIMITATION ON ENFORCEMENT OF REMEDIES

         The Company hereby agrees that it will not assert against the limited partners of the Purchaser any claim it may have under this Agreement by reason of any failure or alleged failure by the Purchaser to meet its obligations hereunder. The foregoing shall not limit the Company's rights against the general partner of the Purchaser.

    6.8  COUNTERPARTS

         This Agreement may be executed in one or more counterparts with the same effect as if the parties executing the counterparts had each executed one instrument as of the day and year first above written.

                                            Very truly yours,

                                            TSW INTERNATIONAL, INC.



                                            By: /s/ CHRISTOPHER R. LANE
                                               ---------------------------

WARBURG, PINCUS INVESTORS, L.P.

By: WARBURG, PINCUS & CO.,
    General Partner



    By: /s/ Joseph P. Landy
       ---------------------------
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                                     EXHIBIT "A"
                                     -----------

                           SUBORDINATED FLOATING RATE NOTE

                                     EXHIBIT "B"
                                     -----------

                                STOCK PURCHASE WARRANT

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                                     SCHEDULE 2.2
                                     ------------

    1. Stockholders Agreement dated June 20, 1994 among the Company, Purchaser and John W. Blend.

    2. 920,890 stock options issued to employees of the Company pursuant to stock option plans.

    3. 7,500 stock options issued to an outside director of the Company pursuant to a stock option plan for outside directors of the Company.

    4. Up to 970,726 warrants issued to Purchaser by the Company in connection with three previous Subordinated Debentures issued by the Company on June 20, 1994, November 10, 1994, January 4, 1995 and February 14, 1995.

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                                                      SCHEDULE TO EXHIBIT 10.4.1

                             SCHEDULE OF TERMS OF
                      NOTE AND WARRANT PURCHASE AGREEMENTS
          BETWEEN TSW INTERNATIONAL, INC. AND WARBURG, PINCUS INVESTORS, L.P.


  DATE OF                                          WARRANT       WARRANT
 AGREEMENT        DEBT ISSUED     NOTE DUE DATE    SHARES     EXERCISE PRICE
-----------      -------------    --------------  ---------   ---------------
 11/10/94         $2,500,000         11/10/99      302,595         $7.93
   1/4/95          3,500,000           1/4/00      423,633          7.93
  2/14/95          1,100,000          2/24/00      133,142          7.93
   5/5/95          1,500,000           5/5/00      130,662         11.48
  6/27/95            400,000          6/27/00       34,843         11.48
 10/13/95          2,500,000         10/13/00      217,770         11.48